                                                                    Exhibit 12.1

                   Spieker Properties, L.P. and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                         (in thousands, except ratios)

                                                                   Three Months Ended              Six Months Ended
                                                                --------------------------------------------------------
                                                                June 30,        June 30,        June 30,        June 30,
                                                                  1997            1996            1997            1996
                                                                --------------------------------------------------------
Earnings:
        Income from operations before disposition of
          property and minority interest                        $26,111         $17,131         $49,923         $32,110
        Interest expense(1)                                      12,687           7,845          24,700          16,682
        Amortization of capitalized interest                         79              60             158             115
                                                                --------------------------------------------------------
        Total earnings                                          $38,877         $25,036         $74,781         $48,907
                                                                ========================================================
Fixed charges:
        Interest expense(1)                                     $12,687         $ 7,845         $24,700         $16,682
        Capitalized interest                                      1,407             620           2,641           1,201
                                                                --------------------------------------------------------
        Total fixed charges                                     $14,094         $ 8,465         $27,341         $17,883
                                                                ========================================================
Ratio of earnings to fixed charges                                 2.76            2.96            2.74            2.73
                                                                ========================================================
Fixed charges in excess of earnings                             $    --         $    --         $    --         $    --
                                                                ========================================================

Notes:
        (1) Includes amortization of deferred financing fees.